                                                                     EXHIBIT 2.1

                         AGREEMENT FOR SALE AND PURCHASE
                               OF BUSINESS ASSETS


EFFECTIVE DATE:            January 29TH, 1999

PARTIES:                   Waste Recovery, Inc.
                           a Texas corporation
                           309 S. Pearl Expressway
                           Dallas, Texas  75201            ("Seller")
                           Fax No. (214) 745-8945


                           RB Recycling, Inc.
                           an Oregon corporation
                           904 E. 10th Avenue
                           McMinnville, OR  97128          ("Buyer")
                           Fax No. (503) 434-4455

RECITALS:

         A. Seller is engaged in the business of collecting and shredding waste tires in and around Portland, Oregon for distribution to and further processing by manufacturers (the "Business").

         B. Seller owns and maintains certain vehicles, machinery, tools, furniture, fixtures, equipment, and supplies; certain leasehold interests, contract rights, and regulatory permits; and other assets used in connection with the operation of the Business.

         C. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain of the assets used, useful, or intended to be used in the operation of the Business, under the terms and conditions set forth herein.

AGREEMENT:

                                    ARTICLE I
                                SALE OF BUSINESS


                  1.1 ASSETS SOLD. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, free from all liabilities, claims, and encumbrances, the following assets owned by Seller and used in connection with the operation of the Business (other than as set forth in EXHIBIT 1.2(F)) ("Assets"):

Page 1 - AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS

         (a) All vehicles, machinery, equipment, tools, supplies, furniture, fixtures, and other personal property of Seller used in the Business, including but not limited to the property identified in EXHIBIT 1.1(B);

         (b) Raw materials and inventory of Seller with respect to the Business;

         (c) The customer accounts, contracts, leases, franchises, arrangements and commitments listed on EXHIBIT 1.1(C) and no others;

         (d) All goodwill (except for Seller's name), manuals, catalogs, sales literature, files, records, customer lists, and other intangible personal property of Seller used or useful in connection with the operation of the Business except that intangible personal property that is the subject of the License Agreement defined below.

         1.2 ASSETS EXCLUDED. Excluded from this sale and purchase are the following assets of Seller:

         (a) Cash on hand and the cash deposited by Seller with the Oregon Department of Environmental Quality;

         (b)      Business checking, savings, and trust accounts;

         (c)      Accounts receivable;

         (d)      Advances to employees and prepaid expenses; and

         (f) All other tangible assets not identified in Section 1.1, certain intangible assets of Seller with respect to the Business that are the subject of the License Agreement to be entered into by Buyer and Seller (the "License Agreement"), and assets specifically excluded by reference on EXHIBIT 1.2(f).

         1.3 NO LIABILITIES ASSUMED. Buyer shall assume no obligations or liabilities of Seller, except as expressly set forth herein. All obligations and liabilities not assumed by Buyer shall remain with and be the obligation of Seller.

         1.4 PURCHASE PRICE. The purchase price of the Assets ("Purchase Price") shall be the sum of $ 750,000.00.

         1.5 ALLOCATION OF PURCHASE PRICE. At or prior to the closing, Seller and Buyer shall cooperate with one another in the preparation of an IRS Form 8594 or a comparable document reflecting their allocation of the Purchase Price among the Assets.

Page 2 - AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS

                                   ARTICLE II
                            PAYMENT OF PURCHASE PRICE

         The Purchase Price of $ 750,000 shall be paid in cash on the closing date.

                                   ARTICLE III
               SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

         3.1 REPRESENTATIONS AND WARRANTIES. Seller makes the following representations and warranties:

         (a) Seller is now and on the closing date will be a corporation duly organized and validly existing under the laws of the State of Texas. Seller has all requisite corporate power and authority to own and operate the Assets and to carry on the Business as now being conducted.

         (b) The execution, delivery, and performance of this Agreement have been duly authorized and approved by the Board of Directors of Seller, and this Agreement constitutes a valid and binding agreement of Seller in accordance with its terms.

         (c) Seller holds good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment and free and clear of liens, pledges, charges, or encumbrances except as noted in EXHIBIT 3.1(c). None of the Assets are subject to the purchase money security interest of Les Schwab of Portland Inc., naming Seller as debtor.

         (d) Seller has provided to Buyer front and back copies of the Certificate of Title for each titled vehicle included among the Assets.

         (e) Seller is not aware of any labor dispute or labor trouble involving employees of Seller engaged in the operation of the Business and represents that there has not been any such dispute or trouble during the three years preceding the effective date of this Agreement.

         (f) Seller has no knowledge of any claim, litigation, proceeding, investigation, or governmental action pending or threatened against Seller which might result in any material change in the Business or Assets.

         (g) On the closing date, there will be no material leases, employment contracts, contracts for services or maintenance, or other similar contracts relating to or connected with the Assets except as disclosed on EXHIBIT 3.1(g), as assigned to Buyer, or as listed on EXHIBIT 1.1(c) and assumed by Buyer.


Page 3 - AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS

         (h) Seller has validly obtained all material federal, state, and local environmental permits necessary to conduct the Business.

         (i) The processes used in the Business as presently conducted do not violate or infringe upon any person's patent, trademark, copyright, or other claim to or right in intellectual property.

         (j) The execution and delivery of this Agreement by Seller and the consummation of the transaction contemplated hereunder will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets except as contemplated by this Agreement and will not require the authorization, consent, or approval of any third party.

         (k) Seller has not employed any broker or finder in connection with the transaction contemplated by this Agreement or taken any action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other similar payment.

         (l) None of the representations or warranties of Seller expressly made herein contain any untrue statement of a material fact, or omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

         (m) All representations and warranties made by Seller shall survive the closing date, and survive for a period of eighteen
                  (18) months thereafter, except for the representation set forth in Section 3.1(c) which shall survive indefinitely.

         3.2 GENERAL COVENANTS OF SELLER.

         (a) Between the effective date of this Agreement and the closing date, Seller will:

                  (i) Operate the Business in the usual and ordinary course and in substantial conformity with all applicable laws, ordinances, regulations, rules, and orders and use its best efforts to preserve the Business and the continued operation thereof with Seller's customers, suppliers, and others having relations with Seller;

                  (ii) Not assign, sell, lease, or otherwise transfer or dispose of any of the Assets, whether now owned or hereafter acquired, except in the normal and ordinary course of business and in connection with the normal operation of the Business;

Page 4 - AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS

                  (iii) Maintain the Assets in their present condition, reasonable wear and tear and ordinary usage excepted;

                  (iv) Not distribute cash or other property to its shareholders;

                  (v) Not pay a bonus to or increase the compensation of any employee;

                  (vi) Provide Buyer and its representatives with reasonable access during business hours to the Assets and the records of the Business and furnish such additional information concerning the Business as Buyer from time to time may reasonably request;

                  (vii) Comply with all applicable requirements of the Worker Adjustment Retraining Notification Act, 29 USC
                           Section 2101, et seq; and

                  (viii) Exercise its best efforts to effect to consummate the transaction contemplated by this Agreement and satisfy all of Seller's obligations under this Agreement.

         (b) Seller shall execute and deliver to Buyer a supply and services agreement (the "Services Agreement") in substantially the form attached hereto as EXHIBIT 3.2(B) pursuant to which Seller shall provide certain specified services to Buyer after the closing and Buyer's acquisition of the Assets.

         (c) Seller shall execute and deliver to Buyer a license agreement (the "License Agreement") in substantially the form attached hereto as EXHIBIT 3.2(C) pursuant to which Seller shall grant Buyer a non-transferable, royalty-free license to use certain specified intangible assets of Seller.

         3.3 COVENANT TO COOPERATE. The parties shall cooperate with one another with respect to the collection of Seller's accounts receivable in order to avoid duplication of effort and preserve valuable customer relationships and shall cooperate with one another to foster continuity in the Business and preserve valuable vendor relationships. Seller shall reasonably cooperate with Buyer in the preparation of an accounting audit of the facility and preparation of a 1998 income statement post-closing. Buyer shall pay the cost of the audit and preparation upon Buyer's request of the income statement, but Seller shall provide its cooperation at no cost to Buyer.

         3.4 COVENANT NOT TO COMPETE. For a period of three years following the closing date, Seller will not, within Oregon, Washington, or Idaho, directly or indirectly (i) own, as a partner, stockholder, or otherwise, an interest in or
(ii) participate in the management, operation, or control of or (iii) perform services or act in the capacity of an independent contractor, consultant, or agent of any enterprise directly or indirectly engaged in the business of processing and shredding tires and the manufacturing of products therefrom. Seller will not, for a period of three years following the closing date, directly or indirectly suggest, request, or encourage any prior suppliers or customers of Seller to curtail, reduce, or cancel their business done with Buyer. This covenant shall in no way prohibit Seller from transporting waste tires in the geographic region described

Page 5 - AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS herein. Seller agrees that it would be impossible to measure the damage to Buyer resulting from a breach of any covenant set forth in this Section 3.4 by Seller and that monetary damages would be an inadequate remedy for any such breach. Accordingly, Seller agrees that, if Seller breaches such a covenant, Buyer shall be entitled, in addition to all other remedies it may have at law or in equity, to an injunction or other appropriate order restraining any such breach, without showing or proving any actual damage sustained by Buyer. In the event that a covenant set forth in this Section 3.4 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

         3.5 TAX MATTERS COVENANT. Seller will maintain income tax reporting positions consistent with the IRS Form 8594 or other document described in
Section 1.5.


                                   ARTICLE IV
               BUYER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

         4.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants as follows:

         (a) Buyer is a corporation duly organized and validly existing under the laws of the State of Oregon. Buyer has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         (b) The execution, delivery, and performance of this Agreement have been duly authorized and approved by the Board of Directors of Buyer and this Agreement constitutes a valid and binding agreement of Buyer in accordance with its terms.

         (c) Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement or taken any action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other similar payment.

         (d) None of the representations or warranties of Buyer contain any untrue statement of a material fact or omit or misstate a material fact necessary in order to make the statements contained therein not misleading.

         (e) All representations and warranties made by Buyer shall survive the closing date and survive for a period of eighteen (18) months thereafter.

Page 6 - AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS

         4.2 GENERAL COVENANT OF BUYER. Between the effective date of this Agreement and the closing date, Buyer will use its best efforts to consummate the transaction contemplated by this Agreement and satisfy all of Buyer's obligations under this Agreement.

         4.3 TAX MATTERS COVENANT. Buyer will maintain income tax reporting positions consistent with the IRS Form 8594 or other document described in
Section 1.5.

                                    ARTICLE V
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

         5.1 BUYER'S CONDITIONS PRECEDENT. The obligation of Buyer to consummate the transaction contemplated by this Agreement is subject to the fulfillment, before or on the closing date, of each of the following conditions, any one or a portion of which may be waived in writing by Buyer and shall be deemed waived upon closing of the transaction:

         (a) All representations and warranties made in this Agreement by Seller shall be true as of the closing date as fully as though such representations and warranties had been made on and as of the closing date, and Seller shall not have violated or failed to perform in accordance with any covenant set forth in
                  Section 3.2.

         (b) Buyer shall have been assigned Seller's contract interests or have entered into new contracts with any customer of Seller with respect to whom Buyer desires to do business, which contracts shall, in the sole discretion of Buyer and its legal counsel, be acceptable in form and substance.

         (c) Seller shall have provided to Buyer documents which shall, in the sole discretion of Buyer and its legal counsel, be acceptable in form and substance and which evidence the termination of all UCC financing statements covering any portion of the Assets and the release of all liens against the Assets.

         (d) Seller shall have provided to Buyer documents and/or information satisfactory to Buyer and its legal counsel, in their sole discretion, evidencing that the Assets, and the use thereof by Buyer in conduct of the Business, and in accordance with the License Agreement will not infringe upon the patent, trademark, copyright, or other intellectual property claim or right of any person including those of Seller.

         (e) The parties shall have prepared the IRS Form 8594 or other document described in Section 1.5.

         (f) Buyer shall have been assigned Seller's lease or have entered into a new lease with Brattain International Trucks, Inc., which shall, in the sole

Page 7 - AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS
                  discretion of Buyer and Buyer's legal counsel, be acceptable in form and substance.

         (g) Buyer shall have been assigned Seller's leasehold interests or have entered into new lease agreements for the Premises identified in Exhibit 5.1 which shall, in the sole discretion of Buyer and Buyer's legal counsel, be acceptable in form and substance.

         (h) Buyer shall be able to validly obtain all federal, state, and local environmental permits necessary to conduct the Business without interruption and on substantially the same terms and conditions as such permits granted to Seller.

         (i) Buyer shall be able to validly obtain a local storm-water permit for discharge purposes on substantially the same terms and conditions such permit was granted to Seller.

         5.2 SELLER'S CONDITIONS PRECEDENT. The obligation of Seller to consummate the transaction contemplated by this Agreement is subject to the fulfillment, before or on the closing date, of each of the following conditions, any one or a portion of which may be waived in writing by Seller and shall be deemed waived upon closing of the transaction:

         (a) All representations and warranties made in this Agreement by Buyer shall be true as of the closing date as fully as though such representations and warranties had been made on and as of the closing date, and Buyer shall not have violated or failed to perform in accordance with the covenant set forth in
                  Section 4.2.


                                   ARTICLE VI
                          INDEMNIFICATION AND SURVIVAL

         6.1 INDEMNIFICATION BY SELLER. Seller hereby agrees to indemnify and hold Buyer and its successors and assigns harmless from and against any breach of Seller's representation and warranties, any and all claims, liabilities, and obligations of every kind and description, contingent or otherwise, arising out of or related to Seller's operation of the Business prior to the consummation of the transaction described in this Agreement other than as described herein or assumed by Buyer pursuant hereto, and any and all damage or deficiency resulting from any misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Seller under this Agreement. This indemnification expressly includes, without limitation, any and all claims, liabilities, and obligations arising out of or related to the use and release of hazardous substances or materials by Seller in connection with the Business. As used herein, "hazardous substances and materials" means any substance defined as hazardous or toxic by any federal, state, or local statute, rule, regulation, or ordinance.

Page 8 - AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS

         6.2 INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold Seller harmless from and against any and all claims, liabilities, and obligations of every kind and description arising out of or related to the operation of the Assets following the consummation of the transaction described in this Agreement and any and all damage or deficiency resulting from any misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Buyer under this Agreement. This indemnification expressly includes, without limitation, any and all claims, liabilities, and obligations arising out of or related to the use and release of hazardous substances or materials by Buyer in connection with the Business.


                                   ARTICLE VII
                                     CLOSING

         7.1 CLOSING DATE. The transaction described in this Agreement shall be closed at the offices of Pacific Northwest Title of Oregon, 1211 SW Fifth Avenue, Suite 2650, Portland, OR 97204, ("Escrowee") on January 29th, 1999, or at such other time as the parties may agree in writing. Buyer and Seller shall each bear one half of the costs of such closing.

         7.2 OBLIGATIONS OF SELLER AT CLOSING. At the closing, and coincidentally with the performance by Buyer of its obligations described in
Section 7.3, Seller shall execute and deliver to Buyer the following:

         (a) An Assignment and Bill of Sale substantially identical to the form attached as EXHIBIT 7.2(A);

         (b) A Services Agreement substantially identical to the form attached hereto as EXHIBIT 3.2(B);

         (c) A License Agreement substantially identical to the form attached hereto as EXHIBIT 3.2(C);

         (d) Certificates of Title for all vehicles ("Titles") executed by Seller. However, should Seller be unable to locate all Titles for delivery into escrow at the closing, Seller shall locate and deliver such titles to Buyer or Seller shall obtain replacement titles as soon as possible after closing all at Seller's sole cost and expense;

         (e) UCC-3 Termination Statements executed by the secured parties for each of the financing statements listed on Exhibit 7.2(e); and

         (f) Such other certificates and documents as may be required by the provisions of this Agreement.

Page 9 - AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS

         7.3 OBLIGATIONS OF BUYER AT CLOSING. At the closing, and coincidentally with the performance by Seller of its obligations described in Section 7.2, Buyer shall deliver or, as appropriate, execute and deliver to Seller the following:

         (a) Payment of the Purchase Price described in Article II in immediately available funds by certified or bank cashier's check or electronic wire transfer to an account designated by Seller;

         (b) An Assumption Agreement with respect to the leases, contracts, and agreements arranged by Seller to Buyer substantially identical to the form attached hereto as EXHIBIT 7.3; and

         (c) Such other certificates and documents as may be required by the provisions of this Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 RISK OF LOSS. The risk of loss, damage, or destruction to any of the Assets shall borne by Seller to the time of the consummation of the transaction contemplated by this Agreement, and thereafter by Buyer.

         8.2 NOTICES. Any notice required by this Agreement shall be sent by facsimile to the parties at the addresses listed on Page 1 of this Agreement. Copies of all notices shall be sent by facsimile to the legal counsel of Buyer and Seller.

         8.3 INCORPORATION OF COLLATERAL DOCUMENTS. All exhibits attached to this Agreement or delivered pursuant to this Agreement shall be deemed a part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

         8.4 SEVERABILITY. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement.

         8.5 WAIVER. No provision of this Agreement shall be waived unless the waiver is in writing and signed by the waiving party. The failure by any party to insist upon the strict performance of any provision of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall not constitute a waiver of any such breach, of such provision, or of any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of the Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

Page 10 - AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS

         8.6 ATTORNEY'S FEES. In the event of any dispute or litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party, in addition to any other recovery and costs, reasonable attorney's fees incurred with respect to such dispute or in such litigation, in both the trial and in all appellate courts and in any bankruptcy proceeding.

         8.7 MERGER. This Agreement embodies the entire agreement of the parties hereto. There are no promises, terms, conditions, or obligations other than those contained herein. This Agreement supersedes all prior communications, representations, and agreements, verbal or written, between the parties hereto and shall not be amended except in writing subscribed to by the parties hereto.

         8.8 ASSIGNMENT. This Agreement may not be assigned or transferred by any party without the prior written consent of the other party.

         8.9 SUCCESSORS. This Agreement shall inure to the benefit of the successors and assigns of the respective parties hereto.

         8.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.11 GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed according to Oregon law, without regard to conflict of law principles thereunder. The parties agree that all disputes relating to this Agreement shall be tried before the courts of Oregon, with venue in Multnomah County, Oregon, to the exclusion of all other courts that might have jurisdiction except for this provision.

Dated and agreed to as of the date first set forth above.

SELLER:                                     BUYER:

Waste Recovery, Inc.                                 RB Recycling, Inc.

By:                                 By:
   ------------------------------      -------------------------------
                                        PAUL GILSON

Its:                                Its:    Executive Vice President
    ------------------------------


                                 EXHIBIT 1.1(B)

                                     ASSETS

Page 11 - AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS

   (VEHICLES, MACHINERY, EQUIPMENT, TOOLS, SUPPLIES, FURNITURE, AND FIXTURES)

  QTY                            DESCRIPTION

LOT TIRE SHREDDER SYSTEM, INCLUDES BELT CONVEYOR FEEDS, GEAR REDUCTION BOX, FRONT TIRE SHREDDER, DISK SCREENS, CONVEYOR OUTFEEDS, ELECTRICAL POWER SYSTEM, ALL RELATED MOTORS, DRIVES, ETC., ALSO INCLUDES SPARE ROTORS AND CUTTER KNIVES.

1        BELT CONVEYOR, APPROX. 36" X 30' TIRE INFEED, W/TIRE SHREDDER SYSTEM

1        BELT CONVEYOR, APPROX. 48" X 40', ELEVATED, WITH DRIVE, W/TIRE SHREDDER
         SYSTEM

1        TIRE SHREDDER, CUSTOM, INCLUDES TWIN APPROX. 48" X 36" ROTORS, APPROX.
         (275) TOTAL KNIVES, FEED HOPPER, ALL RELATED PERIPHERAL EQUIPMENT AND ACCESSORIES, W/TIRE SHREDDER SYSTEM

1        GEAR REDUCTION BOX, HANSEN, WITH APPROX. 200 H.P. MOTOR, W/TIRE
         SHREDDER SYSTEM

1        1 BELT CONVEYOR, APPROX. 36" X 15' WITH DRIVE, W/TIRE SHREDDER SYSTEM

1        1 BELT CONVEYOR, APPROX. 32" X 50', ELEVATED, WITH DRIVE, W/TIRE
         SHREDDER SYSTEM

1 DISK SCREEN, APPROX. 4', WITH DRIVE MOTORS, HEAVY DUTY FRAME AND BOX, ALSO INCLUDES FEED HOPPER, W/TIRE SHREDDER SYSTEM

1        BELT CONVEYOR, APPROX. 32" X 60', ELEVATED, WITH DRIVE, W/TIRE SHREDDER
         SYSTEM

LOT ELECTRICAL POWER SYSTEM, INCLUDES SQUARE D2000 AMP SWITCH GEAR, RELATED TRANSFORMERS, SWITCHES, BREAKERS, POWER SOURCE, W/TIRE SHREDDER SYSTEM

1        TIRE SPLITTER, NO MFG. PLATE AVAILABLE

  QTY                            DESCRIPTION

LOT PRIMARY GRANULATOR SYSTEM, CONSISTING OF INFEED BELT CONVEYORS, METAL DETECTOR, GRANULATOR, MOTORS, VIBRATING PAN, MAGNETIC BELT CONVEYOR, OUTFEED CONVEYORS, ELECTRICAL POWER SYSTEM, ALL RELATED PERIPHERAL EQUIPMENT AND ACCESSORIES, ALSO INCLUDES SPARE CUTTER KNIVES

1 BELT CONVEYOR, APPROX. 48" X 60' IDLER TROUGH ROLL CONVEYOR, WITH DRIVE, W/PRIMARY GRANULATOR SYSTEM

1 METAL DETECTOR, PROBABLE TECTRON, APPROX. 36" OPENING, W/PRIMARY GRANULATOR SYSTEM

1 GRANULATOR, CUSTOM, APPROX. 54" OPENING, INCLUDES (2) KNIFE BLOCKS, RELATED PERIPHERAL EQUIPMENT AND ACCESSORIES, W/PRIMARY GRANULATOR SYSTEM

2        MOTORS, TECO, 400 H.P., W/PRIMARY GRANULATOR SYSTEM

1        VIBRATING PAN, APPROX. 5' X 7', W/PRIMARY GRANULATOR SYSTEM

1        MAGNETIC BELT CONVEYOR, APPROX. 4' X 6', MOTORIZED, W/PRIMARY
         GRANULATOR SYSTEM

1 BELT CONVEYOR, APPROX. 30" X 100'; ELEVATED IDLER TROUGH ROLL, WITH DRIVE, W/PRIMARY GRANULATOR SYSTEM

1        MAGNETIC BELT CONVEYOR, APPROX. 30" X 8', MOTORIZED, W/PRIMARY
         GRANULATOR SYSTEM

1 BELT CONVEYOR, APPROX. 24" X 25', ELEVATED IDLER TROUGH ROLL, WITH DRIVE, W/PRIMARY GRANULATOR SYSTEM

LOT ELECTRICAL POWER SYSTEM, INCLUDES SWITCHGEAR, ASSTD. TRANSFORMERS, SWITCHES, BREAKERS, ETC., W/PRIMARY GRANULATOR SYSTEM

  QTY                            DESCRIPTION

LOT WIRE GRANULATOR SYSTEM, CONSISTING OF BELT CONVEYORS, METAL DETECTOR, GRANULATOR, MAGNETIC BELT CONVEYOR, VIBRATING PANS, ELECTRICAL POWER SYSTEM, ETC., INCLUDES ALL RELATED PERIPHERAL EQUIPMENT AND ACCESSORIES, ALSO INCLUDES SPARE CUTTER KNIVES

1 BELT CONVEYOR, APPROX., 22" X 35', ELEVATED IDLER TROUGH ROLL, WITH DRIVE, W/WIRE GRANULATOR SYSTEM

1 BELT CONVEYOR, APPROX. 24" X 40', ELEVATED IDLER TROUGH ROLL WITH DRIVE, W/WIRE GRANULATOR SYSTEM

1        METAL DETECTOR, PROBABLE TECTRON, APPROX. 28" OPENING, W/WIRE
         GRANULATOR SYSTEM

1 GRANULATOR, APPROX. 54" OPENING, CUSTOM, INCLUDES (2) KNIFE BLOCKS, RELATED PERIPHERAL EQUIPMENT AND ACCESSORIES, W/WIRE GRANULATOR SYSTEM

1        MOTOR, PROBABLE TECO, 450 H.P., W/WIRE GRANULATOR SYSTEM

1        MAGNETIC BELT CONVEYOR, APPROX. 6' X 8', MOTORIZED, W/WIRE GRANULATOR
         SYSTEM

2        VIBRATING PANS, APPROX. 5' X 7', W/WIRE GRANULATOR SYSTEM

1 BELT CONVEYOR, APPROX. 24" X 50', ELEVATOR IDLER TROUGH ROLL, WITH DRIVE, W/WIRE GRANULATOR SYSTEM

1 BELT CONVEYOR, APPROX., 24" X 35' ELEVATED IDELER TROUGH ROLL, WITH DRIVE, W/WIRE GRANULATOR SYSTEM

1 BELT CONVEYOR, APPROX. 24" X 100' ELEVATED IDLER TROUGH ROLL, MOTORIZED, OUTFEED, W/WIRE GRANULATOR SYSTEM

LOT ELECTRICAL POWER SYSTEM, SQUARE D, MODEL 6 CONTROL CENTER, TWIN SECTIONS, (9) TOTAL SWITCHES, 600 AMP HORIZONTAL/300 VERTICAL, WITH TRANSFORMERS, SWITCHES, BREAKERS, ETC., W/WIRE GRANULATOR SYSTEM

  QTY                            DESCRIPTION

LOT COMPUTER HARDWARE, INCLUDES NOTEBOOK COMPUTER, (2) AST MODEL 622 ADVANTAGE DESKTOP COMPUTERS, (2) 486 COMPUTER SYSTEMS, (2) 386 COMPUTER SYSTEMS, HEWLETT PACKARD DESKJET 600C PRINTER, HEWLETT PACKARD DESKJET 520 PRINTER, HEWLETT PACKARD LASERJET 5P PRINTER, ESPON ACTION LASER 1500 PRINTER, PANASONIC MODEL KX-P1624 PRINTER, ETC.

LOT OFFICE MACHINES & EQUIPMENT, INCLUDES (6) CALCULATORS, CANON MODEL NP3050 COPIER, TELEPHONE SYSTEM SURVEILLANCE SYSTEM WITH CAMERA AND TOSHIBA TIMELAPSES RECORDER, SYMPHONIC TV/VCR, REFRIGERATOR, MICROWAVE OVEN, (2) IBM TYPEWRITERS, (2) HEWLETT PACKARD OFFICE JET FAX MACHINES, HAND HELD RADIOS, ETC., LOCATED THROUGHOUT

LOT      OFFICE FURNITURE, CONSISTING OF BOOKCASE, CABINET, (23) ASSTD. CHAIRS,
         (14) ASSTD. DESKS, (20) ASSTD. FILE CABINETS, (7) ASSTD. TABLES, ETC., LOCATED THROUGHOUT BORTHWICK OFFICES

1 WELDER, MILLER, MILLERMATIC 250, S/N KF938195, BUILT-IN WIRE FEED 1 WELDER, MILLER, MODEL SRH-303, S/N HJ117271, WITH MODEL S-32S WIRE FEED

1 AIR COMPRESSOR, CHAMPION, HORIZONTAL TANK, SINGLE STAGE WITH KOHLER MODEL K241S SINGLE CYLINDER GAS ENGINE

1        DRILL PRESS, FOREMOST, MODEL MADP075AMA, S/N 96237

1        OXY/ACY TORCH OUTFIT, WITH HEAVY DUTY CART, GAUGES, TIPS, HOSE, TORCH

1 CUTOFF SAW, APPEARS CUSTOM, APPROX. 12" BLADE, APPROX. 3 H.P. MOTOR, HEAVY DUTY FRAME

1        HACK SAW, RACINE, LIGHT DUTY

1 TIRE SPLITTER, HEAVY DUTY FRAME, WITH PRECISION EQUIPMENT CYLINDER, 15 H.P. HYDRAULIC UNIT

  QTY                            DESCRIPTION

1 TRUCK LOADING UNIT, INCLUDES APPROX. 12" X 10' AUGER SCREW CONVEYOR, DUMP HOPPER, APPROX. 1 H.P. DRIVE MOTOR, FRAME MOUNTED, PORTABLE, ALSO INCLUDES APPROX. 12" X 40' ELEVATED MOTORIZED BELT CONVEYOR

1        WELDER, MILLER, MODEL SRH-404, S/N HH051803

1 AIR COMPRESSOR, QUINCY, MODEL 350, S/N 418761, HORIZONTAL TANK, HEAVY DUTY SINGLE STAGE, 10 H.P., WITH AIR RECEIVING TANK [c+]

1        HOIST, 1 TON, WITH TROLLEY

1 WELDER, MILLER, COMPO 600, S/N R370887, WITH MILLER MODEL S32S WIRE FEED, LEADS, HEAVY DUTY, LOCATED AT FABRICATION BUILDING

1        WELDER, MILLER, MILLERMATIC 200, S/N JET45169, LOCATED AT FABRICATION
         BUILDING

1 AIR COMPRESSOR, INGERSOLL RAND, TYPE 30, MODEL 5X3X3-1/2, MODEL 253D5, S/N 241295, 2-STAGE, HORIZONTAL TANK, 5 H.P.

1        OXY/ACY TORCH OUTFIT, WITH CART, GAUGES, TIPS, HOSE, TORCH

1        DRILL PRESS, BARNES, 20", BELT DRIVE, OLDER STYLE

LOT POWER AND HAND TOOLS, LOCATED THROUGHOUT FABRICATION BUILDING, CONSISTING OF DOUBLE END GRINDERS, RIGHT ANGLE GRINDERS, DRILLS, SAWS, ETC.

LOT MAINTENANCE SHOP EQUIPMENT, CONSISTING OF BATTERY CHARGER, BLOWER, BOTTLE JACK, CHAIN HOIST, DOLLY, DRUM PUMPS, FILTER PUMP, FLOOR JACK, FUEL TANK, HEATERS, JACK STANDS, LADDERS, PIPE STANDS, LOCKER SECTIONS, PALLET RACKS, PARTS CABINETS, PUMP, RACK SECTIONS, RETRACTABLE REELS, VISES, WHEELBARROWS, WORKBENCHES, ASSTD. POWER AND HAND TOOLS, ETC., LOCATED THROUGHOUT, INCLUDES THOSE ASSETS NOT PREVIOUSLY LISTED

3        DOLLIES, ASSORTED

  QTY                            DESCRIPTION

1 WHEEL LOADER, CASE, MODEL 721B, S/N JAK0023011, ENCLOSED CAB, 20.5-25 TIRES, DIESEL ENGINE, APPROX. 2-1/2 CU.YD. FRONT LOADER BUCKET, [C]

1 FLATBED TRUCK, FORD, MODEL F350, FX2, S/N NOT AVAILABLE, STANDARD TRANSMISSION, PROBABLY EARLY 90s VINTAGE

1        FORKLIFT, CLARK, MODEL GPS30MC, S/N GP138MC-0033-9110, 4,450 LB.
         CAPACITY, 188" LIFT HEIGHT, TRIPLE MAST, CUSHION TIRES, LPG GAS

1 TRUCK TRACTOR, KENWORTH, S/N NOT READABLE, CABOVER, SINGLE AXLE, PROBABLE EARLY 1980s VINTAGE, LIST SHOWS S/N ENDS IN 3040

1        WHEEL LOADER, CASE MODEL 821, S/N ENDS IN 24270 23.5-25 TIRES, APPROX.
         2-1/2 CU. YD. FRONT LOADER BUCKET, ENCLOSED CAB, DIESEL ENGINE, [C]

1 WHEEL LOADER, JOHN DEERE, MODEL 544C, S/N NOT AVAILABLE, ENCLOSED CAB, DIESEL ENGINE, 17.5-25 TIRES, TIRES FAIR, APPROX. 1-1/2 CU. YD. FRONT LOADER HYDRAULIC BUCKET/CLAMP ATTACHMENT, [C]

1 LIFE TRUCK, WHITE GMC, NO S/N AVAILABLE, TANDEM AXLE, APPROX. LATE 70s-EARLY 80s VINTAGE, INCLUDES CALLAHAN HOIST/LIF WITH 5TH WHEEL, S/N 86-DC-0156

1 HYDRAULIC EXCAVATOR, JOHN DEERE, MODEL 690D-LC, S/N DW690DL520328, APPROX. 30" X 10' CRAWLERS, UNDERCARRIAGE FAIR, ENCLOSED CAB, APPROX. 10' STICK, WITH GEITH EXCAVATOR BUCKET WITH HANDLING ATTACHMENT, [C]

1        TRUCK TRACTOR, 1978, FORD, S/N ENDS WITH 8036, #609

1        TRUCK TRACTOR, 1984, FORD, S/N ENDS WITH 4045, FLATBED DUMP, #77

1        HOIST TRUCK, 1974 MACK, S/N ENDS WITH 5780, #548

1        TRUCK TRACTOR, 1954, GMC, S/N ENDS WITH 2954, #841 PLUS 3 DROP BOXES

1        TRUCK TRACTOR, 1989, WHITE, S/N ENDS WITH 6231, #58066

  QTY                            DESCRIPTION

1        1968 TRAILMOBILE TRAILER, 96", 40', 004, 3611

2        1979 GMC DROP BOX TRICK, 007, 4826

7        1974 TRAILMOBILE TRAILER, 96", OT, 12, 372

8        1974 TRAILMOBILE TRAILER, 96" OT, 13, 338

10       1972 TRAILMOBILE TRAILER, 96", OT, 26, 2470

12       1972 TRAILMOBILE TRAILER, 96", OT, 30, 2491

13       1979 HIGHWAY (DROP FRAME) TRAILER, 96", 40', 31, 3887

14       1981 MONON TRAILER, 96", OT, 36, 5138

1        MONON TRAILER, 96" OT, 36, 5138

1        PINESXPOST TRAILER, 96" OT, 40, 6722

1        PINESXPOST TRAILER, 96" OT, 41, 6841

1        PINESXPOST TRAILER, 96" OT, 42, 6802

1        PINES TRAILER, 96", OT, 44, 4094

1        PINES TRAILER, 96", OT, 46, 4090

1        PINES TRAILER, 96" OT, 47, 4324

1        PINES TRAILER, 96", OT, 50, 4637

1        INES TRAILER, 96", OT, 42, 4175

1        PINES TRAILER, 102", OT, 54, 4122

1        PINES TRAILER, 102", OT, 58, 4050

1        PINES TRAILER, 102", 63, 1229

1        PINES TRAILER, 102", OT, 65, 4121

1        PINES TRAILER, 102", OT, 71, 3981

1        PINES TRAILER, 96", OT, 74, 6355

1        PINES TRAILER, 96", OT, 75, 6356

  QTY                            DESCRIPTION

1        1984 ORWST BOX TRAILER, 77, 4748

1        1985 PINES TRAILER, 96", OT, 78, 6465

1        1985 PINES TRAILER, 96", OT, 81, 6294

1        1985 PINES TRAILER, 96", OT, 82, 6408

1        1987 PINES TRAILER, 102", OT, 83, 4191

1        1987 PINES TRAILER, 102", OT, 84, 4057

1        1987 PINES TRAILER, 102", OT, 85, 4031

1        1987 PINES TRAILER, 102", OT, 86, 4024

1        1987 PINES TRAILER, 102", OT, 87, 4196

1        1987 PINES TRAILER, 102", OT, 88, 4211

1        1987 PINES TRAILER, 102", OT, 93, 4093

1        1987 PINES TRAILER, 102", OT, 95, 4146

1        1987 PINES TRAILER, 102", OT, 96, 4193

1        1985 PINES TRAILER, 102", OT, 106, 6275

1        1985 PINES TRAILER, 102", OT, 107, 6431

1        1985 PINES TRAILER, 102", OT, 108, 6326

1        1985 PINES TRAILER, 96", OT, 111, 6400

1        TRAILMOBILE TRAILER, 96", OT, 118, 5146

1        PINES TRAILER, 102", OT, 126, 6815

1        HOBBS TRAILER, 96", OT, 139, 7607

1        HOBBS TRAILER, 96", OT, 142, 9761

1        PINES TRAILER, 102", OT, 156, 2424

1        PINES TRAILER, 102", OT, 160, 2409

1        PINES TRAILER, 102", OT, 161, 2413

  QTY                            DESCRIPTION

1        PINES TRAILER, 102", OT, 164, 2395

1        PINES TRAILER, 102" OT, 169, 2423

1        FREUHAUF WALKING TRAILER, 96", 40' 201, 8436

1        FREUHAUF WALKING TRAILER, 96" 40', 202, 8419

1        FREUHAUF WALKING TRAILER, 96", 40', 203, 8417

1        1989 VOLVO WHITE TRUCK TRACTOR

                                 EXHIBIT 1.1(c)

                                     ASSETS
           (ACCOUNTS, CONTRACTS, LEASES, FRANCHISES, AND COMMITMENTS)

Brattain International Truck Lease

                                 EXHIBIT 1.2(f)

                                 ASSETS EXCLUDED

NONE

                                 EXHIBIT 3.1(c)

                                   EXCEPTIONS


NONE

                                 EXHIBIT 3.1(g)

                          EXCEPTED LEASES AND CONTRACTS


NONE

                                 EXHIBIT 3.2(b)

                          SUPPLY AND SERVICES AGREEMENT

         THIS SUPPLY AND SERVICES AGREEMENT (the "Agreement") is made and entered into as of the 29th day of January, 1999, by and between Waste Recovery, Inc., a Texas corporation ("WRI"), and RB Recycling, Inc., an Oregon corporation ("RB").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Agreement for Sale and Purchase of Assets dated as of even date herewith (the "Purchase Agreement"), by and between WRI and RB, WRI has agreed to sell, and RB has agreed to purchase, certain specified assets of WRI located in and around Portland, Oregon (the "Acquisition"); and

         WHEREAS, RB desires to have available certain services from WRI, and WRI desires to make such services available to RB; and

         WHEREAS, RB desires to assure that it will continue to have a source of scrap tire after the closing date of the Purchase Agreement and WRI desires to sell scrap tire to RB; and

         WHEREAS, the Purchase Agreement provides, as a condition to the closing thereunder, that WRI and RB shall execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. PURCHASE AND SALE OF SCRAP TIRE. Subject to the terms and conditions of this Agreement, RB agrees to purchase from WRI on terms and conditions acceptable to it and WRI, and WRI agrees to sell to RB on terms and conditions acceptable to it and RB, such scrap tire as WRI shall bring to RB's facilities from time to time during the term of this Agreement.

         2. PROVISION OF SERVICES.

                  (a) WRI shall provide the following services to RB, as and to the extent requested by RB:

                           (i) Provide RB with the time and attention of
                  management or other qualified personnel of WRI for the provision of technical and consulting advice and recommendations as shall be necessary to assist RB in the development and implementation of its business strategies.

                           (ii) Provide RB, to the extent available or in the
                  possession of WRI, such parts and equipment that RB shall determine is necessary or advisable to operate the assets acquired by RB in the Acquisition.

                  (b) For WRI's performance of the services and delivery of the materials described in this SECTION 2, RB shall pay WRI a fee equal to the sum of the cost of the materials and salaries of WRI in providing such services and materials plus twenty percent (20%). The Seller's reasonable cooperation and services in the preparation of an accounting audit of the facility and a 1998 income statement, as contemplated by paragraph 3.3 of the Purchase Agreement, shall be without such compensation.

         3. PAYMENT AND OTHER TERMS. Upon receipt of WRI's invoice for scrap tire purchased from it by RB pursuant to SECTION 1 or for the provision of services and materials by WRI pursuant to SECTION 2, RB shall make payment to WRI net thirty (30) days after the date of delivery of such invoice to RB. All terms and conditions of sales hereunder not specified in this Agreement shall be same as specified in the form of purchase order governing the purchase and sale.

         4. TERM OF AGREEMENT. The term of this Agreement shall be for a period of three (3) years, commencing on the date hereof. Thereafter, this Agreement shall be automatically renewed from year to year unless either party gives the other party not less than thirty (30) days written notice of its desire to terminate this Agreement.

         5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument.

         6. NOTICES. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally, (ii) sent by telecopy, (iii) delivered by reputable overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

                     If to WRI:
                     Waste  Recovery, Inc.
                     309 S. Pearl Expressway
                     Dallas, Texas 75201
                     Telecopy No.: (214) 745-8945
                     Attention: President

                     If to RB:

                     RB Recycling, Inc.
                     904 East 10th Avenue
                     McMinnville, Oregon 97128
                     Telecopy No.: (503) 434-4455
                     Attention: President
or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

         8. GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed according to Oregon law, without regard to conflict of law principles thereunder. The parties agree that all disputes relating to this Agreement shall be tried before the courts of Oregon, with venue in Multnomah County, Oregon, to the exclusion of all other courts that might have jurisdiction except for this provision.

         9. CAPTIONS. The captions of the various sections of this Agreement are for convenience of reference only and shall not affect the interpretation of the provisions hereof.

         10. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by either party except with the prior written consent of the other party hereto. This Agreement, and all of the terms, covenants and conditions hereof, shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their successors and permitted assigns.

         11. FURTHER ASSURANCES. The parties agree to execute and deliver all such other instruments and documents, and to take such further action, as shall be necessary to carry out the provisions and purposes of this Agreement.

         12. MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by all parties hereto. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                       WASTE RECOVERY, INC.


                                       By:
                                          --------------------------------------
                                       Printed Name:
                                                    ----------------------------
                                       Title:
                                             -----------------------------------

                                       RB RECYCLING, INC.


                                       By:
                                          --------------------------------------
                                       Printed Name:  Paul Gilson
                                                      -----------
                                       Title:  Executive Vice President
                                               ------------------------

                                 EXHIBIT 3.2(C)

                                LICENSE AGREEMENT



        This Agreement is made the 29th day of January, 1999, between Waste Recovery, Inc. (hereinafter, "WRI"), a Texas corporation located and doing business at 309 South Pearl Expressway, Dallas, Texas 75201, and RB Recycling, Inc. (hereinafter "RB"), an Oregon corporation doing business at 904 E. 10th Avenue, McMinnville, Oregon 97128.

         WHEREAS, pursuant to that certain Agreement for Sale and Purchase of Business Assets between WRI and RB dated of even date herewith (the "Purchase Agreement"), WRI has agreed to sell and RB has agreed to acquire certain equipment that incorporates certain intellectual property of WRI, as more fully defined under this Agreement; and

         WHEREAS, RB desires to obtain from WRI, and WRI desires to grant to RB, a perpetual, royalty-free, fully-paid up and non-exclusive license to utilize the intellectual property of WRI to maintain, repair and enhance the equipment acquired by RB from WRI pursuant to the Purchase Agreement.

         NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed:

DEFINITIONS.

         1.1 "Equipment" means the equipment which RB acquired pursuant to the Purchase Agreement and which incorporates the Intellectual Property.

         1.2 "Intellectual Property" means the patents and patent applications set forth in Exhibit A attached hereto, including any technical or user documentation relating to the Equipment.

         1.3 "Terminating Event" means each and any of the events described in Paragraph 5 of this Agreement.

         1.4 "WRI Confidential Information" means the confidential, proprietary and trade secret information of WRI, as more fully described in Paragraph 3 of this Agreement.

LICENSE.

         2.1 Subject to the terms and provisions hereof, WRI hereby grants to RB, under all of WRI's rights in and to the Intellectual Property, a perpetual, royalty-free, fully paid-up, and non-exclusive license to use the Intellectual Property in connection with RB's use of the Equipment acquired by it from WRI pursuant to the Purchase Agreement. RB may assign or sublicense the rights granted under this paragraph upon the sale or transfer of the Equipment to a third party.

         2.2 Subject to the terms and provisions hereof, WRI grants to RB, under all of WRI's rights in and to the Intellectual Property, a perpetual, royalty-free, fully paid-up, and non-exclusive license to use, make or have made, copy or have copied, and create derivative works and modifications of the Intellectual Property for the purpose of maintaining, repairing and enhancing the Equipment. RB may not assign or sublicense the rights granted under this paragraph to any third party, except that RB may engage third party contractors to assist RB in maintaining, repairing and enhancing the Equipment pursuant to the license granted herein.

CONFIDENTIALITY.

         3.1 During the term of this Agreement, WRI may disclose to RB certain confidential, proprietary and trade secret information relating to the Equipment or Intellectual Property ("WRI Confidential Information"). To be considered WRI Confidential
                  Information: (i) tangible disclosures must be marked with a "confidential", "proprietary" or similar legend, and (ii) non-tangible disclosures must be identified as confidential prior to disclosure and reduced to writing, marked as provided above, and delivered to RB within thirty (30) days of the original disclosure.

         3.2 RB will not disclose the WRI Confidential Information to any third party without WRI's written consent, except to RB's parent company and third party contractors who have a need to know and who agree to abide by the applicable provisions of this Agreement.

         3.3 WRI Confidential Information does not include any information which is: (i) rightfully in the public domain or otherwise known to the public other than by breach of a duty to WRI,
                  (ii) rightfully received by RB from a third party without any obligation of confidentiality, (iii) rightfully known to RB without any limitation on use or disclosure prior to its receipt from WRI, (iv) shown by RB to have been independently developed by employees or contractors of RB, or (v) generally made available to third parties by WRI without restriction on disclosure.

TERM AND TERMINATION. This Agreement shall be effective on the date the Agreement is fully executed and shall continue in perpetuity unless a Terminating Event occurs as described in Paragraph 5. Termination of this Agreement shall be without prejudice to any remedy of the parties for any antecedent breach of this Agreement.

TERMINATING EVENT.

         5.1 This Agreement shall terminate upon breach of a material obligation herein by either party.

         5.2 WRI may terminate this Agreement immediately upon providing written notice to RB upon any unauthorized disclosure by RB of WRI Confidential Information.

OWNERSHIP. WRI shall retain all right, title and interest, including all intellectual property rights, in and to the Intellectual Property and WRI Confidential Information. RB shall own all right, title and interest, including all intellectual property rights, in and to any derivative works, modifications or enhancements it makes to the Intellectual Property, subject to WRI's ownership and rights in the underlying Intellectual Property.

REPRESENTATIONS, WARRANTIES AND COVENANTS.

         7.1 WRI hereby represents and warrants that: (i) it has the full right, power and authority to enter into this Agreement, to perform all of its duties hereunder, and to consummate all of the transactions contemplated herein; (ii) it owns title in and to the Intellectual Property; and (iii) it has not received any written notice of any third party use of the Intellectual Property or that the Intellectual Property infringes upon the intellectual property rights (including any patent, copyright, trade secret or other intellectual property rights) of any third party.

         7.2 RB warrants that: (i) it has the full right, power and authority to enter into this Agreement, to perform all its obligations hereunder, and to consummate all of the transactions contemplated herein, and (ii) it will not move the Equipment to any location outside the States of Oregon, Washington or Idaho without the prior written consent of WRI, which consent shall not be unreasonably withheld.

NOTICE. All notices, requests, or consents required hereunder shall be in writing and shall be deemed to have been properly given or sent (i) on the day of delivery if such notice, request, or consent is personally delivered and acknowledged, or is sent by certified or registered mail, return receipt requested, or (ii) one (1) business day after the same was sent, if sent by reputable overnight courier delivery, as follows:

           If to WRI:      Waste Recovery, Inc.
                           309 South Pearl Expressway
                           Dallas, Texas 75201
                           Attn:  President

           If to RB:       RB Recycling, Inc.
                           904 E. 10th Avenue
                           McMinnville, Oregon 97128
                           Attn:  President

         Anyone entitled to notice hereunder may change the address to which notices or other communications are to be sent to it by notice given in the manner contemplated herein.

RIGHT OF FIRST REFUSAL. In the event that RB reaches an agreement with any third party with respect to the sale or other transfer or disposition of the Equipment, RB shall provide written notice to WRI disclosing the terms and conditions of such proposed transaction, which shall constitute an offer to sell to WRI upon the terms and conditions set forth in the notice, and WRI shall have a period of fourteen (14) days within which to accept such offer and purchase the Equipment. In the event that WRI declines to purchase the Equipment or fails to respond to RB's notice within such fourteen (14) day period, RB may sell the Equipment upon terms and conditions of sale that do not differ materially from those set forth in the written notice to WRI. In the event the terms or conditions of sale change materially from those set forth in the written notice, or RB does not sell the Equipment, RB shall follow the procedures set forth in this Section 9 with respect to future transactions to permit WRI a continuing right to acquire the Equipment.

INDEMNITY.

         10.1 WRI shall indemnify, defend and hold RB harmless from and against any loss, cost, liability, and expense (including reasonable attorneys' fees) arising out of any claim or action brought against RB alleging that the Equipment or Intellectual Property infringes any patent, copyright, trade secret or other intellectual property right of any third party. WRI further agrees to indemnify, defend and hold RB harmless from and against any action, claim, loss, cost, liability and expense (including reasonable attorneys' fees) incurred or suffered by RB arising out of WRI's breach of any of its representations, warranties or commitments under Section 7.1 of this Agreement.

         10.2 RB shall indemnify, defend and hold WRI harmless from and against any action, claim, loss, cost, liability and expense (including reasonable attorneys' fees) incurred or suffered by WRI arising out of RB's breach of any of its representations, warranties or commitments under Section 7.2 of this Agreement.

ASSIGNMENT. Except as otherwise provided herein, RB may not assign this Agreement without the written consent of WRI, which consent shall not be unreasonably withheld. WRI may assign its rights under this Agreement to a party acquiring WRI's rights in and to the Intellectual Property.

GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed according to Oregon law, without regard to conflict of law principles thereunder. The parties agree that all disputes relating to this Agreement shall be tried before the courts of Oregon, with venue in Multnomah County, Oregon, to the exclusion of all other courts that might have jurisdiction except for this provision.

PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

MODIFICATION. This Agreement may not be modified, altered or terminated except by an instrument in writing signed by authorized representatives of both parties.

ENTIRE AGREEMENT. The parties agree that all agreements and understandings between them are embodied, expressed, and merged herein; and that this Agreement states the entire agreement of the parties and supersedes all prior and contemporaneous negotiations and agreements, oral or written, relating to the subject matter of this Agreement. All prior and contemporaneous negotiations and agreements relating to the subject matter of this Agreement are deemed incorporated into this Agreement or are deemed to have been abandoned if not so incorporated herein.

AGREEMENT BINDING. This Agreement and all of its terms shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

MULTIPLE COUNTERPARTS. This Agreement may be executed by the parties hereto in multiple counterparts and each counterpart, when so executed, shall be deemed an original, but all of which shall be considered as one agreement.

FURTHER ASSURANCES. The parties hereto agree to execute all additional documents and take all other action required to effectuate the purposes of this Agreement.

NO JOINT VENTURE. Nothing contained in this Agreement shall be construed to place the parties to this Agreement in the relationship of partners or joint venturers, and neither party hereto shall have any power to obligate or bind the other party hereto in any manner whatsoever, except as otherwise provided for herein.

WAIVER. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights hereunder shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any and all of such rights.

REMEDIES. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity. Either party hereto may employ any of the remedies available to it with respect to any of its rights hereunder without prejudice to the use by it in the future of any other remedy with respect to any of such rights.

         IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed by their duly authorized representatives on the date first written above.

                                      WASTE RECOVERY, INC.


                                      By:
                                         ---------------------------------------
                                      Printed Name:
                                                   -----------------------------
                                      Title:
                                            ------------------------------------


                                      RB RECYCLING, INC.


                                      By:
                                         ---------------------------------------
                                      Printed Name:
                                                   -----------------------------
                                      Title:
                                            ------------------------------------

                                   EXHIBIT "A"

                              INTELLECTUAL PROPERTY


Patent No. 4,374,573
Patent No. 4,560,112
Patent No. 4,714,201

                                   EXHIBIT 5.1

                                     LEASES


LESSOR                              PREMISES
------                              --------
1. EEEK, Limited Partnership        Lots 1 through 10, Block 5, SWINTON, in the
                                    City of Portland, County of Multnomah, State
                                    of Oregon.

2.  Arlene Glanz                    Lots 11 through 18 and Lots 27 through 36,
                                    Block 5, Swinton Addition, Portland,
                                    Multnomah County, Oregon. Lots 11 through
                                    18, commonly known as 643 N. Argyle and also
                                    known as 8501 N. Borthwick, Portland,
                                    Oregon, and Lots 27 through 36 being located
                                    on N. Hunt Street, Portland, Multnomah
                                    County, Oregon (all of said described
                                    property being contiguous and being 45,000
                                    square feet (+/-)).

3.  Marcia Delavan                  Lots 19 through 26, Block 5, Swinton
                                    Addition, Portland, Multnomah County,
                                    Oregon, commonly known as 8512 N. Albina
                                    Avenue, Portland, Oregon.



                                 EXHIBIT 7.2(A)

                           ASSIGNMENT AND BILL OF SALE


         KNOW ALL MEN BY THESE PRESENTS, that, effective January _____, 1999, Waste Recovery, Inc., a Texas corporation, ("Transferor") hereby sells, transfers, assigns, and conveys to RB Recycling, Inc., an Oregon corporation ("Transferee"), and its successors and assigns, all of the right, title, and interest of Transferor in and to the following assets owned by Transferor and used by it in connection with the collection and shredding of waste tires in and around Portland, Oregon for distribution to and further processing by manufacturers, ("Business"):

         (a) All vehicles, machinery, equipment, tools, supplies, furniture, fixtures, and other personal property of Seller used or useful in the Business, including but not limited to the property identified in EXHIBIT 1.1(B);

         (b)      Raw materials and inventory;

         (c) All goodwill (except for Seller's name), manuals, catalogs, sales literature, files, records, customer lists, and other intangible personal property of Seller used or useful in connection with the operation of the Business.

         Transferor hereby covenants and agrees that it will, from time to time, if requested by Transferee, do, execute, acknowledge, and deliver to Transferee such and all further acts, transfers, assignments, deeds, powers and assurances of title, and additional documents and instruments as may be proper and necessary for better assuring, conveying, transferring, and assigning all of the property hereby conveyed, transferred, and assigned and to vest in Transferee the entire right, title, and interest of Transferor in and to all of said property, and Transferor will warrant and defend the same to Transferee, and its successors and assigns, forever against all claims or demand whatsoever.

             DATED AND AGREED as of the date first set forth above.

TRANSFEROR:                              TRANSFEREE:

Waste Recovery, Inc.                     RB Recycling, Inc.

By:                                      By:
   ----------------------------             ------------------------------
                                            PAUL GILSON

Its:                                     Its:     Executive Vice President
     --------------------------

Date:                                    Date:
      -------------------------                ---------------------------

                                 EXHIBIT 7.2(E)

                          UCC-3 TERMINATION STATEMENTS


ORIGINAL FINANCING STATEMENT NO.                                       SECURED PARTY
--------------------------------                                       -------------
         1.       239159                                      Nationsbank of Georgia National
                                                                         Association

         2.       286476                                      Textron Financial Corporation

         3.       290273                                      Textron Financial Corporation

         4.       303590                                      Textron Financial Corporation

         5.       306440                                      Safeco Credit Co, Inc.

         6.       445839                                      Fidelity Funding, Inc.

                                   EXHIBIT 7.3

                              ASSUMPTION AGREEMENT


         This ASSUMPTION AGREEMENT is made this 29th day of January, 1999, by RB RECYCLING, INC. ("Buyer") from WASTE RECOVERY, INC. ("Seller").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Agreement for Purchase and Sale of Assets dated as of January 28th, 1999, by and between Buyer and Seller (the "Asset Purchase Agreement"), Seller is to convey to Buyer and Buyer is to accept and assume the Assets (other than the excluded assets as defined in Section 1.2 of the Asset Purchase Agreement) and certain liabilities as described in such Asset Purchase Agreement (the "Liabilities");

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby agrees as follows:

         1. ACCEPTANCE AND ASSUMPTION. Buyer hereby accepts the foregoing assignment and transfer of the Assets, and Buyer hereby assumes and agrees to pay, perform and discharge in due course the Liabilities as set forth in the Asset Purchase Agreement.

         2. FURTHER ASSURANCES. Buyer, at any time and from time to time, upon the reasonable request of Seller, shall do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey and transfer to Buyer the Liabilities to be assumed hereunder.

         3. HEADINGS. Headings are for convenience of reference only and shall not in any manner affect the meaning or interpretation of this Assumption Agreement.

         4. ASSET PURCHASE AGREEMENT. This Assumption Agreement is entered into pursuant to the Asset Purchase Agreement and is subject to the terms and conditions thereof. Undefined capitalized terms will have the same meaning as those terms have in the Asset Purchase Agreement.

         5. GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed according to Oregon law, without regard to conflict of law principles thereunder. The parties agree that all disputes relating to this Agreement shall be tried before the courts of Oregon, with venue in Multnomah County, Oregon, to the exclusion of all other courts that might have jurisdiction except for this provision.

         IN WITNESS WHEREOF, Buyer has caused this Assumption Agreement to be executed in its corporate name by its duly authorized officer, on the day and year first above written.

                                        BUYER:

                                        RB RECYCLING, INC.


                                        By:
                                           -------------------------------------
                                           Paul Gilson, Executive Vice-president


STATE OF OREGON            )
                           )
COUNTY OF MULTNOMAH        )

         This instrument was acknowledged before me this _____ day of January, 1999, by Paul Gilson, Executive Vice-President of RB RECYCLING, INC., an Oregon corporation, on behalf of said corporation.


                                           -------------------------------------
                                           Notary Public for the State of Oregon
                                           My Commission Expires:
                                                                 ---------------

                                           -------------------------------------
                                           Printed Name of Notary